Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of Corsair Gaming, Inc. of our report dated May 13, 2020, with respect to our audit of the consolidated financial statements of Scuf Holdings, Inc. and Subsidiaries as of December 18, 2019 and for the period January 1, 2019 through December 18, 2019.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

August 21, 2020